EXHIBIT 99.1
Form Last Updated by the NYSE on April 28, 2006
NYSE Regulation Domestic Company Section 303A Annual CEO Certification
As the Chief Executive Officer of Caterpillar Inc. (CAT) and as required by Section 303A.12(a) of the New York Stock Exchange Listed Company Manual, I hereby certify that as of the date hereof I am not aware of any violation by the Company of NYSE's corporate governance listing standards, other than has been notified to the Exchange pursuant to Section 303A.12(b) and disclosed on Exhibit H to the Company's Domestic Company Section 303A Annual Written Affirmation.

This certification is:

X	Without qualification

or

With qualification

By:	/s/ James W. Owens
Printed Name:	James W. Owens
Title:	Chairman and Chief Executive Officer
Date:	July 03, 2007